Exhibit 5.1

Troutman Sanders LLP 600 Peachtree Street NE, Suite 3000 Atlanta, GA 30308-2216 troutman.com

May 23, 2018

GreenSky, Inc.

5565 Glenridge Connector

Suite 700

Atlanta, Georgia 30342

Re: Registration Statement on Form S-1 Pursuant to Rule 462(b)

Ladies and Gentlemen:

This opinion is furnished to you in connection with the filing by GreenSky, Inc., a Delaware corporation (the “Company”), of a Registration Statement on Form S-1 (the “Rule 462(b) Registration Statement”) with the Securities and Exchange Commission pursuant to Rule 462(b) of the Securities Act of 1933, as amended. The Rule 462(b) Registration Statement relates to the proposed offer and sale by the Company of an additional 4,495,455 shares of Class A common stock of the Company (the “Additional Shares”) for an aggregate offering size of up to 43,700,000 shares of Class A common stock of the Company, including an over-allotment option granted by the Company to the Underwriters to purchase up to 5,700,000 shares of Class A common stock of the Company. The Rule 462(b) Registration Statement incorporates by reference the Registration Statement on Form S-1 (File No. 333-224505) (the “Prior Registration Statement” and, together with the Rule 462(b) Registration Statement, the “Registration Statement”), which was declared effective by the Securities and Exchange Commission on May 23, 2018, including the prospectus which forms a part of the Registration Statement.

We are acting as counsel for the Company in connection with the sale of the Additional Shares by the Company. In such capacity, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary for the purposes of rendering this opinion. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity with the originals of all documents submitted to us as copies, the authenticity of the originals of such documents and the legal competence of all signatories to such documents.

On the basis of the foregoing, we are of the opinion that:

1.	The Additional Shares have been duly authorized for issuance by all necessary corporate action by the Company.

GreenSky, Inc. May 23, 2018 Page 2

2.	The Additional Shares, when issued and sold by the Company in accordance with and in the manner described in the Registration Statement, will be validly issued, fully paid and non-assessable.

In expressing the opinions set forth above, we are not passing on the laws of any jurisdiction other than the General Corporation Law of the State of Delaware (including the statutory provisions, all applicable provisions of the Delaware constitution and reported judicial decisions interpreting the foregoing).

We do not find it necessary for the purposes of this opinion, and accordingly we do not purport to cover herein, the application of the securities or “Blue Sky” laws of the various states to the issuance and sale of the Additional Shares.

We consent to the use of this opinion as an exhibit to the Rule 462(b) Registration Statement, and further consent to the use of our name wherever appearing in said Rule 462(b) Registration Statement. In giving the foregoing consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Securities Act. This opinion may not be relied upon, furnished or quoted by you for any other purpose, without our prior written consent. This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. This opinion speaks only as of the date that the Registration Statement becomes effective under the Securities Act, and we assume no obligation to revise or supplement this opinion after the date of effectiveness should the General Corporation Law of the State of Delaware be changed by legislative action, judicial decision or otherwise after the date hereof.

Very truly yours,
/s/ Troutman Sanders LLP